REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



To the Board of Trustees of Cheswold
Lane Funds
and the Shareholders of Cheswold Lane
International High Dividend Fund


In  planning and performing our audit
of  the  financial statements of  the
Cheswold   Lane  International   High
Dividend Fund (the Fund), a series of
beneficial interest in Cheswold  Lane
Funds,  as of December 31,  2011  and
for   the   year   then   ended,   in
accordance with the standards of  the
Public  Company Accounting  Oversight
Board  (United States), we considered
internal   control   over   financial
reporting,  including  controls  over
safeguarding securities, as  a  basis
for designing our auditing procedures
for  the  purpose of  expressing  our
opinion  on  the financial statements
and  to  comply with the requirements
of   Form  N-SAR,  but  not  for  the
purpose  of expressing an opinion  on
the   effectiveness  of   the   Funds
internal   control   over   financial
reporting.   Accordingly, we  express
no such opinion.

The   management  of  the   Fund   is
responsible   for  establishing   and
maintaining    effective     internal
control over financial reporting.  In
fulfilling    this    responsibility,
estimates and judgments by management
are  required to assess the  expected
benefits   and   related   costs   of
controls.   A funds internal  control
over financial reporting is a process
designed    to   provide   reasonable
assurance  regarding the  reliability
of   financial  reporting   and   the
preparation  of financial  statements
for  external purposes in  accordance
with  accounting principles generally
accepted  in  the  United  States  of
America.   A  funds internal  control
over   financial  reporting  includes
those  policies  and procedures  that
(1)  pertain  to  the maintenance  of
records  that, in reasonable  detail,
accurately  and  fairly  reflect  the
transactions and dispositions of  the
assets   of  the  fund;  (2)  provide
reasonable       assurance       that
transactions    are    recorded    as
necessary  to  permit preparation  of
the    financial    statements     in
accordance with accounting principles
generally  accepted  in  the   United
States  of America, and that receipts
and  expenditures  of  the  fund  are
being  made  only in accordance  with
authorizations   of  management   and
trustees of the fund; and (3) provide
reasonable    assurance     regarding
prevention  or  timely  detection  of
unauthorized  acquisition,   use   or
disposition  of a funds  assets  that
could  have a material effect on  the
financial statements.

Because   of   inherent  limitations,
internal   control   over   financial
reporting  may not prevent or  detect
misstatements.  Also, projections  of
any  evaluation  of effectiveness  to
future  periods  are subject  to  the
risk   that   controls   may   become
inadequate  because  of  changes   in
conditions  or  that  the  degree  of
compliance   with  the  policies   or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists  when  the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned  functions,  to  prevent  or
detect   misstatements  on  a  timely
basis.   A  material  weakness  is  a
deficiency,    or   combination    of
deficiencies,  in  internal   control
over  financial reporting, such  that
there  is  a  reasonable  possibility
that  a material misstatement of  the
Funds  annual  or  interim  financial
statements  will not be prevented  or
detected on a timely basis.

Our   consideration  of   the   Funds
internal   control   over   financial
reporting was for the limited purpose
described in the first paragraph  and
would  not  necessarily disclose  all
deficiencies in internal control that
might  be  material weaknesses  under
standards  established by the  Public
Company  Accounting  Oversight  Board
(United  States).  However, we  noted
no deficiencies in the Funds internal
control over financial reporting  and
its  operations,  including  controls
for  safeguarding securities that  we
consider  to  be material weaknesses,
as  defined above, as of December 31,
2011.

This  report is intended  solely  for
the   information  and  use  of   the
shareholders, management,  the  Board
of  Trustees of Cheswold Lane  Funds,
and   the   Securities  and  Exchange
Commission and is not intended to  be
and  should  not  be used  by  anyone
other than these specified parties.


BBD, LLP


Philadelphia, Pennsylvania
February 23, 2012